Exhibit 99.1

BLINK CHARGING ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

●	Fourth quarter 2024 total revenues of $30.2 million; Full year 2024 total revenues of $126.2 million

●	Fourth quarter 2024 service revenues grew 24% to $9.8 million compared to $7.9 million in fourth quarter of 2023, Full year service revenues increased 32% to $34.8 million

●	Service revenue contributed 33% of total revenue in fourth quarter 2024 compared with 19% in the same period last year and represented 28% of full year 2024 versus 19% in full year 2023

●	Gross margin of 25% in the fourth quarter of 2024; full year 2024 gross margin of 32%

●	4,357 charging stations contracted, deployed or sold in fourth quarter of 2024; 19,771 chargers contracted, deployed or sold globally in 2024

Bowie, MD (March 13, 2025) – Blink Charging Co. (NASDAQ: BLNK) (“Blink”), a leading global owner, operator, provider, and manufacturer of electric vehicle (EV) charging equipment and services, today announced financial results for the fourth quarter and year ended December 31, 2024.

The following top-line highlights are in thousands of dollars and preliminary.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Product Revenues	$17,165	$33,381	(48.6%)	$81,703	$109,416	(25.3%)
Service Revenues (1)	9,840	7,938	24.0%	34,828	26,429	31.8%
Other Revenues (2)	3,175	1,392	128.1%	9,666	4,753	103.4%
Total Revenues	$30,180	$42,711	(29.3%)	$126,197	$140,598	(10.2%)

(1)	Service Revenues consist of charging service revenues, network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

“During 2024, we achieved record charging revenue and significantly grew the total number of Blink-owned chargers. That said, as we expected, product revenues declined in the fourth quarter and for the full year in comparison to exceptionally strong equipment sales in 2023. In addition, we reduced operating expenses and cash burn across the Company. The worldwide transition to electric vehicles (EVs) continues and is creating demand for the EV charging infrastructure and services that Blink provides, leading with our owner-operator model.

“We are focused on achieving profitability and expanding our charging network globally. Our flexible business models, advanced software and network, and portfolio of diverse charging solutions position us as a charging infrastructure leader,” commented Mike Battaglia, President and Chief Executive Officer of Blink Charging.

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Business Outlook

Based on current visibility, the Company expects service revenue will continue to increase throughout 2025. The Company expects product revenue in the first half of 2025 to be similar to the second half of 2024, with anticipated improvement in the second half of 2025.

Blink remains focused on revenue growth and continuing to reduce operating expenses and cash burn across the Company to drive towards profitability. The Company expects to have improved visibility around its timeline to reach adjusted EBITDA profitability as the year progresses.

Fourth Quarter and Full Year Financial Results

Revenues

Total Revenues of $30.2 million for the fourth quarter of 2024 compared to revenues of $42.7 million in the fourth quarter of 2023.

Total Revenues of $126.2 million for the full year of 2024 compared to $140.6 million in full year 2023.

Product Revenues of $17.2 million in the fourth quarter of 2024, compared to $33.4 million in the fourth quarter of 2023. Sequentially, product revenue grew 28% compared to revenue of $13.4 million in the third quarter of 2024.

Product Revenues of $81.7 million for the full year of 2024, compared to $109.4 million in the same period of 2023.

Service Revenues, which consist of charging service revenues, network fees, and car-sharing service revenues, increased 24% to $9.8 million in the fourth quarter of 2024, an increase of $1.9 million from the fourth quarter of 2023, primarily driven by greater utilization of chargers, an increased number of chargers on the Blink networks, and revenues associated with car-sharing programs. Sequentially, service revenues increased 12% as compared to the third quarter of 2024.

Service Revenues increased 32% to $34.8 million for the full year of 2024, an increase of $8.4 million over the same period in 2023.

Other Revenues, which are comprised of warranty fees, grants and rebates, and additional sources, were $3.2 million in the fourth quarter of 2024, an increase of $1.8 million from the fourth quarter of 2023. The increase was primarily driven by higher warranty revenue.

Other Revenues increased 103% to $9.7 million for the full year of 2024, an increase of $4.9 million over the same period in 2023. The increase was primarily driven by higher warranty revenue.

Gross Profit

Gross Profit was $7.5 million, or 25% of revenues, in the fourth quarter of 2024, compared to gross profit of $10.6 million, or 25% of revenues, in the fourth quarter of 2023.

Gross Profit was $40.8 million, or 32% of revenues for the full year of 2024, compared to gross profit of $40.2 million, or 29% of revenues, in the same period in 2023.

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Operating Expenses

Operating expenses in the fourth quarter of 2024 were $81.1 million compared to $29.5 million in the fourth quarter of 2023. Operating expenses in the fourth quarter 2024 include non-cash goodwill impairment charges and change in fair value consideration payable of $58.0 million, related to a quantitative impairment analysis which determined that the fair value of certain reporting units of the Company was less than the carrying amount. Excluding these non-cash charges, operating expenses decreased 21% to $23.1 million in the fourth quarter of 2024.

Operating expenses for the full year of 2024 were $240.7 million compared to $239.8 million in the same period of 2023. Operating expenses for the year ended December 31, 2024 include $129.9 million of non-cash charges described above. Excluding these non-cash charges, operating expenses decreased 24% to $110.8 million for full year 2024.

Net Loss and Loss Per Share

Net Loss for the fourth quarter of 2024 was $(73.5) million, or $(0.73) per share, compared to a net loss of $(19.7) million, or $(0.28) per share in the fourth quarter of 2023. As of December 31, 2024, the weighted average number of shares outstanding was 101.2 million. As of December 31, 2023, the weighted average number of shares outstanding was 70.8 million.

Net Loss for the full year of 2024 was $(198.1) million, or $(1.96) per share, compared to a net loss of $(203.7) million, or $(3.21) per share in the full year of 2023.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the fourth quarter of 2024 was a loss of $(10.6) million compared to an adjusted EBITDA loss of $(13.9) million in the fourth quarter of 2023.

Adjusted EBITDA for the full year of 2024 was a loss of $(49.5) million compared to an adjusted EBITDA loss of $(56.9) million in the same period in 2023.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, and one-time non-recurring expense) is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the fourth quarter of 2024 was a loss of $(0.15) compared to an adjusted EPS loss of $(0.28) in the fourth quarter of 2023.

Adjusted EPS for the full year of 2024 was a loss of $(0.61) compared to an adjusted EPS loss of $(1.42) in the same period in 2023.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as amortization expense of intangible assets, acquisition related costs, impairment of goodwill and intangible assets, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, and one-time non-recurring expense. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

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Cash Liquidity

As of December 31, 2024, the Company had cash liquidity of $55 million, which includes liquid marketable securities, and no cash debt.

Fourth Quarter 2024 Highlights:

●	Launched strategic collaboration to make Blink chargers available to the customers of ChargeHub, the leading EV roaming hub in North America.

●	Teamed with Power Design to provide 429 EV charging stations across multiple projects in the US – primarily luxury multi-family apartments and condominiums.

●	Awarded a three-year contract to install, maintain and manage 41 EV charging stations at Kings College NHS Trust’s flagship Princess Royal University Hospital in the UK.

●	Announced an agreement with Tower Management Services to install 53 EV charging stations at 12 Tower locations throughout New Jersey.

Subsequent to the Close of Fourth Quarter 2024:

●	Blink announced that it owns and operates 76 DC fast chargers at Royal Farms locations in Mid-Atlantic region.

●	Announced the appointment of Chris Carr as Senior Vice President, Sales & Business Development.

●	Selected to provide up to 50 EV charging ports throughout the City of Alameda, California.

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss fourth quarter and full year 2024 results today, March 13, 2025, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/52059

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 575904.

A replay of the teleconference will be available until April 12, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52059.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Product sales	$17,165	$33,381	$81,703	$109,416
Charging service revenue - company-owned charging stations	6,228	4,535	21,445	15,646
Network fees	2,412	2,213	8,716	7,481
Warranty	2,729	1,095	6,427	3,258
Grant and rebate	87	185	1,704	469
Car-sharing services	1,200	1,190	4,667	3,302
Other	359	112	1,535	1,026
Total Revenues	30,180	42,711	126,197	140,598

Cost of Revenues:
Cost of product sales	14,199	23,023	54,164	72,532
Cost of charging services - company-owned charging stations	689	1,344	2,613	3,540
Host provider fees	3,564	2,855	12,870	9,140
Network costs	583	630	2,399	1,969
Warranty and repairs and maintenance	722	1,681	2,602	4,605
Car-sharing services	1,167	1,194	4,469	4,356
Depreciation and amortization	1,726	1,397	6,299	4,250

Total Cost of Revenues	22,650	32,124	85,416	100,392
Gross Profit	7,530	10,587	40,781	40,206

Operating Expenses:
Compensation	10,895	16,702	58,665	92,669
General and administrative expenses	7,997	9,489	31,779	35,030
Other operating expenses	4,256	3,270	20,391	17,825
Change in fair value of consideration payable	99	-	2,910	-
Impairment of goodwill	57,873	-	126,984	89,087
Impairment of intangible assets	-	-	-	5,143

Total Operating Expenses	81,120	29,461	240,729	239,754
Loss From Operations	(73,590)	(18,874)	(199,948)	(199,548)

Other Income (Expense):
Interest expense	44	(1,173)	(431)	(3,546)
Dividend income	572	1,909	2,935	1,909
Gain (loss) on extinguishment of notes payable	-	-	36	(1,000)
Change in fair value of derivative and other accrued liabilities	1	(2)	(10)	8
Other expense	2	(1,280)	-	(22)

Total Other Expenses	619	(546)	2,530	(2,651)
Loss Before Income Taxes	$(72,971)	$(19,420)	$(197,418)	$(202,199)

Provision for income taxes	(540)	(269)	(714)	(1,494)
	-	-
Net Loss	$(73,511)	$(19,689)	$(198,132)	$(203,693)
Net Loss Per Share:
Basic	$(0.73)	$(0.28)	$(1.96)	$(3.21)
Diluted	$(0.73)	$(0.28)	$(1.96)	$(3.21)
Weighted Average Number of Common Shares Outstanding
Basic	101,165,997	70,793,387	100,844,970	63,466,398
Diluted	101,165,997	70,793,387	100,844,970	63,466,398

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net Loss	$(73,511)	$(19,689)	$(198,132)	$(203,693)
Add:
Interest Expense	(44)	1,173	431	3,546
Provision for Income Taxes	540	269	714	1,494
Depreciation and amortization	3,841	2,747	13,407	12,441
EBITDA	(69,174)	(15,500)	(183,580)	(186,212)
Add:
Stock-based compensation	648	1,496	3,525	22,039
Acquisition-related costs	-	23	26	356
Impairment of goodwill and intangible assets	57,873	-	126,984	94,230
Estimated loss related to disposal of Blink Israel	-	-	676	-
Change in fair value related to consideration payable	99	-	2,910	-
Loss on extinguishment of notes payable	-	-	-	1,000
One-time non-recurring expense	-	-	-	11,632
Adjusted EBITDA	$(10,554)	$(13,981)	$(49,459)	$(56,955)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

		For The Three Months Ended		For The Year Ended
		December 31,		December 31,
		2024	2023	2024	2023

Net Income - per diluted share		$(0.73)	$(0.28)	$(1.96)	$(3.21)
Per diluted share adjustments:
Add:	Amortization expense of intangible assets	$0.01	(0.00)	$0.05	0.10
	Acquisition-related costs	$-	0.00	$0.00	0.01
	Estimated loss related to disposal of Blink Israel	$-	-	$0.01	-
	Change in fair value related to consideration payable	$0.00	-	$0.03	-
	Impairment of goodwill and intangible assets	$0.57	-	$1.26	1.49
	Loss on extinguishment of notes payable	-	(0.00)	$-	0.02
	One-time non-recurring expense	-	-	$-	0.18
Adjusted EPS		$(0.15)	$(0.28)	$(0.61)	$(1.42)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

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EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring items such as stock-based compensation, acquisition related costs, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, impairment of goodwill and intangible assets, and one-time non-recurring expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving its 2024 revenue and gross margin targets and its projected 2024 adjusted EBITDA run rate and timeline, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea
IR@BlinkCharging.com
305-521-0200 ext. 446

Blink Media Contact

Nipunika Coe
PR@BlinkCharging.com
305-521-0200 ext. 266

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